January 30, 1997

VIA EDGAR

U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

RE:    Capital City Bank Group, Inc.

Dear Sir/Madam:

Enclosed for filing on behalf of Capital City Bank Group, Inc. is a Form S-3 Registration Statement for the Capital City Bank Group, Inc. Dividend Reinvestment and Optional Stock Purchase Plan. Pursuant to Rule 462(a) of the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the SEC.

If you have any questions concerning the foregoing, please call me at
(904) 671-0600.

/s/J. Kimbrough Davis
J. Kimbrough Davis

As filed with the Securities and Exchange Commission on January 30, 1997 Registration No. 333-__________



SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

Registration Statement
Under the
Securities Act of 1933

               Capital City Bank Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

State of Florida                                     59-2273542
(State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

217 N. Monroe Street                         J. Kimbrough Davis
Tallahassee, Florida  32301                  Executive Vice President and
(904) 671-0610                               Chief Financial Officer
(Address, Including Zip Code,                217 N. Monroe Street
and Telephone Number,                        Tallahassee, Florida  32301
Including Area Code, of                      (904) 671-0610
Registrant's Principal Executive
Offices)                                     (Name, Address, Including
                                              Zip Code, and Telephone
                                              Number, Including Area Code,
                                              of Agent For Service)

COPIES TO:

Jeffrey A. Stoops, Esq.
Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
777 S. Flagler Drive
Suite 500 - East Tower
West Palm Beach, FL  33401

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

                             Proposed     Proposed
  Title of         Amount    Maximum      Maximum
  Shares To Be     To Be     Offering     Aggregate       Amount of
  Registered       Register  Price        Offering        Registration
                   ed(1)     Per Unit(2)  Price           Fee
  Common Stock,    250,000   $51.00       $12,750,000     $3,864.00
  par value $.01
  per share

(1) In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the Plan as a result of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h), based on the last available sales price data for the common stock available to management of the Registrant, in accordance with Rule 457(h) and (c).

P R O S P E C T U S

CAPITAL CITY BANK GROUP, INC.

DIVIDEND REINVESTMENT AND OPTIONAL STOCK PURCHASE PLAN

250,000 Shares of Common Stock (Par Value $.01)

     The Dividend Reinvestment and Optional Stock Purchase Plan (the "Plan") of Capital City Bank Group, Inc. (the "Company") provides each holder of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), with a convenient and economical way of purchasing additional shares of Common Stock through the automatic reinvestment of cash dividends of Common Stock and/or through optional cash payments. Any holder of record of shares of Common Stock is eligible to participate. Beneficial owners whose shares are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) are eligible to participate with some restrictions (see Question 4 for restrictions). The Reinvestment Agent (as defined in the Plan) will administer the Plan.

     Shareholders who are eligible and participate in the Plan ("Participants") may elect to:

          (1) Automatically invest all their cash dividends and have the option of investing limited additional amounts by making cash payments of not less than $100 nor more than an aggregate of $2,500 per calendar quarter, or

          (2) Automatically reinvest only a portion of their cash dividends while continuing to receive the remainder of their cash dividends and have the option of investing limited additional amounts by making cash payments of not less than $100 nor more than an aggregate of $2,500 per calendar quarter, or

          (3) Invest only by making optional cash payments of not less than $100 nor more than an aggregate of $2,500 per calendar quarter.

     The requirements of the Plan Participants may be satisfied, at the Company's option, by either the issuance of new shares of Common Stock by the Company or the purchase of shares of Common Stock by the Reinvestment Agent in the open market. With respect to newly issued shares of Common Stock purchased directly from the Company, the price per share at which the shares of Common Stock will be purchased will be the higher of (a) 100% of the average of the daily high and low sale prices of the Company's Common Stock on the NASDAQ National Market (the "NASDAQ-NM") on the ten trading days including and preceding the Reinvestment Date as reported in the Wall Street Journal or (b) 100% of the average of the high and low sale prices of the Company's Common Stock on the NASDAQ-NM on the Reinvestment Date as reported in the Wall Street Journal. In the event there is no trading in the shares of Common Stock, or if for any reason the Company and the Reinvestment Agent have difficulty in determining the price of the shares of Common Stock to be purchased under the Plan, then the Company, upon consultation with the Reinvestment Agent, will use such other public report or sources as the Company deems appropriate to determine the purchase price
of such shares.   If the purchase price involves a fraction, it will be
expressed in one-eighth of a point, with a rounding out to the next higher one-eighth of a point. With respect to shares of Common Stock acquired in the open market, the price per share will be the weighted average of the actual prices paid for all of the Common Stock purchased by the Reinvestment Agent with all Participants' reinvested dividends and/or optional cash payments for the related quarter. Additionally, each Participant will be charged a pro rata portion of any brokerage commissions or other fees or charges paid by the Reinvestment Agent in connection with such open market purchases.

     It is suggested that this Prospectus be retained for future reference. A shareholder who does not wish to participate in the Plan will receive dividends, as declared, in the usual manner. Such shareholders need not take any action to continue to receive their dividends.

     The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements, and other factors.

     This Prospectus relates to up to 250,000 shares of Common Stock with $.01 par value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL  OFFENSE.

The date of this Prospectus is January 30, 1997

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which said offer or solicitation is not qualified or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

TABLE OF CONTENTS


Page

AVAILABLE INFORMATION                                                1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                      2

USE OF PROCEEDS                                                      2

THE COMPANY                                                          3

DIVIDEND REINVESTMENT AND OPTIONAL STOCK PURCHASE PLAN               3
     PURPOSE                                                         3
     ADVANTAGES                                                      3
     ADMINISTRATION                                                  3
     PARTICIPATION                                                   4
     OPTIONAL CASH PAYMENTS                                          6
     COSTS                                                           7
     PURCHASES                                                       7
     STOCK CERTIFICATES                                              8
     REPORTS TO PARTICIPANTS                                         9
     MODIFICATION OR TERMINATION OF PARTICIPATION IN THE PLAN        9
     OTHER INFORMATION                                              10
     FEDERAL INCOME TAX CONSEQUENCES                                12

DESCRIPTION OF CAPITAL STOCK                                        13

EXPERTS                                                             14

INDEMNIFICATION OF DIRECTORS AND OFFICERS                           14

LEGAL MATTERS                                                       15

AVAILABLE INFORMATION

     Capital City Bank Group, Inc. (the "Company") is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates concerning directors and officers, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission.
Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary

Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Room 1228, 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained in person from the Public Reference Section of the Commission at its principal office located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 25049, at prescribed rates. The Company also files with the Commission electronically. The Commission maintains a Web Site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all exhibits and schedules thereto, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Commission by the Company under the Exchange Act, are incorporated in this Prospectus and made a part hereof by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on March 29, 1996, as amended by Form 10-K/A on April 9, 1996 (Commission File No. 0-13358).

          (2) The Company's Current Report on Form 8-K, dated July 1, 1996, filed with the Commission on July 15, 1996, as amended on Form 8-K/A on September 13, 1996 and November 27, 1996 (Commission File No. 0-13358).

          (3) The Company's Quarterly Report on Form 10-Q for the quarters ended September 30, 1996, June 30, 1996, and March 31, 1996, filed with the Commission on November 14, 1996, August 14, 1996, and May 14, 1996 respectively (Commission File No. 0-13358).

          (4) The description of the Company's Common Stock contained in its Registration Statement on Form S-8 filed with the Commission on December 23, 1996 (Commission File No. 333-18543).

     All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the conclusion of the offerings contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in an accompanying prospectus supplement, if any, which is or is not deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of Common Stock, to whom this Prospectus is delivered, upon such person's written or oral request, a copy of the documents which have been incorporated by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) in this Prospectus. Written or telephone requests for copies of such documents should be directed to J. Kimbrough Davis, Senior Vice President and Chief Financial Officer, Capital City Bank Group, Inc., 217 N. Monroe Street, Tallahassee, Florida 32301, telephone number (904) 671-0611.

USE OF PROCEEDS

     The Company has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. If the shares of Common Stock are sold by the Company, the Company proposes to use the net proceeds from the sale of newly issued shares of Common Stock, when and as received, for general corporate purposes. If the shares are purchased by the Reinvestment Agent in the open market, the Company will not receive any proceeds. The

Company considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefiting the holders of shares of Common Stock.

THE COMPANY

     Capital City Bank Group, Inc. (the "Company"), is a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through its subsidiaries, the Company engages in banking, trust and brokerage services. The Company was incorporated in Florida in 1982 and its principal executive offices are located at 217 N. Monroe Street, Tallahassee, Florida 32301, telephone number (904) 671-0611.

DIVIDEND REINVESTMENT AND OPTIONAL STOCK PURCHASE PLAN
(The "Plan")

     The following is a question and answer statement of the provisions of the Company's Dividend Reinvestment and Optional Stock Purchase Plan (the "Plan"). Questions and Answers 1 through 45 both explain and constitute the Plan.

PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide shareholders of record of the Company's Common Stock with a simple, convenient and economical way to reinvest cash dividends and/or make optional cash investments to purchase additional shares of the Company's Common Stock. If the shares of Common Stock are purchased directly from the Company, the Plan will provide the Company with additional capital funds. If the shares of Common Stock are purchased by the Reinvestment Agent in the open market, the Company will not receive any proceeds.

ADVANTAGES

2.   What are some of the advantages of the Plan?

     Shareholders who are eligible and participate in the Plan ("Participants") may elect to have all or a designated portion of the cash dividends on their shares of Common Stock automatically reinvested and/or build their ownership in the Company through additional cash investments of not less than $100 nor more than an aggregate of $2,500 per calendar quarter. (See Question 4 for information on who is eligible to participate.)

     Participants in the Plan will pay the same price per share of Common Stock whether reinvesting all or a designated portion of their cash dividends or purchasing additional shares through the cash investment option available under the Plan.

     Full investment under the Plan is possible because the Plan permits fractions of shares, as well as full shares, to be purchased for Participants. In addition, dividends with respect to such fractions, as well as with respect to full shares, will be used to purchase additional shares for Participants. Regular statements will provide Participants with a record of each transaction. (See Question 23 for information regarding frequency of reports.) All share purchases, by reinvestment of dividends or by optional cash payments, will be credited to the Participant's account established for the Plan (a "Capital City Share Account") on the records of the Company.

ADMINISTRATION

3.   Who administers the Plan for Participants?

     The reinvestment agent (the "Reinvestment Agent") administers the Plan for Participants. The present Reinvestment Agent is American Stock Transfer & Trust Company.

     The Reinvestment Agent maintains a continuing record of all Participants' Capital City Share Accounts, sends statements of account to each Participant, and performs other duties relating to the Plan. The Reinvestment Agent will hold for safekeeping the certificates for shares purchased for each Participant under the Plan until termination of the shareholder's participation in the Plan, or until a written request is received from the Participant for withdrawal of the shares.

     Should American Stock Transfer & Trust Company cease to act as the Reinvestment Agent under the Plan, the Company may perform these administrative duties itself or may designate another agent. In such event, all references herein to American Stock Transfer & Trust Company shall be deemed to be references to the Company or such other agent as the Company may designate. All correspondence, notices, questions or other communications regarding transactions under the Plan should be addressed to:

American Stock Transfer & Trust Company
Capital City Dividend Reinvestment and Optional Stock Purchase Plan 40 Wall Street, 46th Floor
New York, New York 10005
Telephone Number (800) 278-4353

PARTICIPATION

4.   Who is eligible to participate in the Plan?

     All shareholders of record of the Company's Common Stock are eligible to participate in all features of the Plan. Shareholders of record may make optional cash payments whether or not they have also elected to reinvest dividends on Common Stock registered in their names.

     Beneficial owners whose shares are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) are eligible to participate in the dividend reinvestment feature of the Plan through such record holder and should instruct the broker, bank nominee or other record holder to arrange with its depository or registered nominee for reinvestment of dividends under the Plan. The Company reserves the right, however, to refuse to permit a broker, bank nominee or other record holder to participate in the Plan if the terms of such participation would, in the Company's judgment, result in excessive cost or burden on the Company. In the event of such refusal, in order to participate in the Plan, beneficial owners would be required to become shareholders of record by having shares transferred into their own names.

     Beneficial owners who would like to participate in the optional cash payment feature of the Plan must become shareholders of record by having at least one share transferred into their own names.

     The Company may refuse participation in the Plan to shareholders residing in states whose securities laws do not exempt shares offered pursuant to the Plan from registration.

5.   How does an eligible shareholder participate?

     An eligible shareholder may join the Plan by simply completing and signing a Capital City Bank Group, Inc. Dividend Reinvestment and Optional Stock Purchase Plan Authorization Card (an "Authorization Card") and returning it to the Reinvestment Agent. An Authorization Card and return envelope may be obtained at any time by writing to the Company at the above address or by writing or calling the Reinvestment Agent as follows:

American Stock Transfer & Trust Company
Capital City Dividend Reinvestment and Optional Stock Purchase Plan 40 Wall Street, 46th Floor
New York, New York 10005
Telephone Number (800) 278-4353

     Shareholders who do not wish to participate in the Plan will receive cash dividends, as declared, in the usual manner.

6.   What does the Authorization Card provide?

     If you check the appropriate box on the Authorization Card, you may elect "Full Participation" and the Reinvestment Agent will apply all cash dividends on all the shares of Common Stock then or subsequently registered in your name, together with any optional cash payments, toward the purchase of shares of Common Stock.

     If you elect to reinvest dividends on only a portion of your shares of Common Stock, you should check the "Partial Participation" box on the Authorization Card and the Reinvestment Agent will reinvest cash dividends on only the number of whole shares of Common Stock you specify on the Authorization Card, together with any optional cash payments, toward the purchase of shares of Common Stock, and will pay cash dividends on the rest of your shares.

     If the "Optional Cash Payments Only" box on the Authorization Card is checked, you will continue to receive cash dividends on shares of Common Stock in the usual manner, but the Reinvestment Agent will apply any optional cash payment received with the Authorization Card or with a subsequent optional cash payment form (see Question 11 for when forms are provided) to the purchase of shares of Common Stock under the Plan.

     The Reinvestment Agent will reinvest automatically any subsequent dividends on the shares of Common Stock credited to your Capital City Share Account under the Plan. The Plan, in other words, operates so as to reinvest dividends on a cumulative basis on the shares of Common Stock designated on your Authorization Card and on all shares of Common Stock accumulated and held in your Capital City Share Account, until you specify otherwise by notice in writing delivered to the Reinvestment Agent or withdraw from the Plan altogether, or until the Plan is terminated.

7.   What options does a Participant have under the Plan?

     By marking the appropriate box on the Authorization Card, a Participant may choose among the following investment options:

     FULL PARTICIPATION - Cash dividends on all shares of Common Stock held of record by the Participant shareholder will be invested at 100% of the purchase price (see Question 16). Optional cash payments of at least $100 per payment may also be invested at 100% of the purchase price, up to an aggregate of $2,500 per quarter.

     PARTIAL PARTICIPATION - Cash dividends on less than all of the shares of Common Stock held of record by the Participant shareholder will be invested at 100% of the purchase price (see Question 16) and the shareholder will continue to receive cash dividends on the other shares. Optional cash payments of at least $100 per payment may also be invested at 100% of the purchase price, up to an aggregate of $2,500 per quarter.

     OPTIONAL CASH PAYMENTS ONLY - Optional cash payments may be made of not less than $100 per payment and not more than an aggregate of $2,500 per quarter at 100% of the purchase price (see Question 16).

8.   Is partial participation possible under the Plan?

     A shareholder who desires the dividends on only some full shares held in certificate form to be reinvested under the Plan may indicate such number of shares on the Authorization Card under the heading "Partial Participation." Cash dividends will continue to be made on the remaining shares held in certificate form.

9.   When may a shareholder join the Plan?

     If an Authorization Card specifying "Full Participation" or "Partial Participation" is properly completed and received by the Reinvestment Agent at least one business day before the record date established for the payment of a particular dividend, reinvestment of dividends will commence with that dividend payment. Dividend payment dates are anticipated to be in March, June, September and December each year ("Dividend Payment Date"). The record date is normally at least 10 business days prior to the Dividend Payment Date.

     Optional cash payments received from a Participant at least one business day prior to a Dividend Payment Date (herein referred to as a "Reinvestment Date") will be applied towards the purchase of additional shares as of such Reinvestment Date. Optional cash payments received less than one business day or more than 30 days prior to a Reinvestment Date may be returned by the Reinvestment Agent. No interest will be paid on funds received and held for the purchase of shares under the Plan. Therefore, it is suggested that any optional cash payment that a Participant wishes to make be sent so as to arrive shortly before a Reinvestment Date.

OPTIONAL CASH PAYMENTS

10.  Who is eligible to make optional cash payments?

     Shareholders of record who have executed an Authorization Card are eligible to make optional cash payments of not less than $100 nor more than $2,500 in the aggregate for any quarter (noncumulative from quarter to quarter). (See Question 4 for information regarding eligibility of beneficial owners.)

11.  How are optional cash payments made?

     A new Participant may make an optional cash payment when enrolling in the Plan by sending the Reinvestment Agent a check or money order, payable to American Stock Transfer & Trust Company, for not less than $100 nor more than $2,500, with a completed Authorization Card. An Authorization Card and return envelope may be obtained at any time by writing to the Company at the above address or by writing or calling the Reinvestment Agent as follows:

American Stock Transfer & Trust Company
Capital City Dividend Reinvestment and Optional Stock Purchase Plan 40 Wall Street, 46th Floor
New York, New York 10005
Telephone Number (800) 278-4353

     Once a Participant has enrolled in the Plan and the initial investment is made, whether of dividends or optional cash, an optional cash payment form will be attached to each statement of account sent to the Participant. Any check or money order for an optional cash payment must be made to American Stock Transfer & Trust Company and should be accompanied by a properly completed optional cash payment form. Checks and forms should be mailed directly to American Stock Transfer & Trust Company.

     Optional cash payments must be in United States dollars, payable at a United States bank, and may not be less than $100 per payment nor more than $2,500 in the aggregate for any quarterly period between Dividend Payment Dates (noncumulative from quarter to quarter). Payments of less than $100 or any amount over $2,500 in the aggregate in any quarter will be returned to the shareholder. The same amount need not be sent each time, and there is no obligation to make an optional cash payment in any quarter. Do not send cash.

12.  Can optional cash payments be refunded?

     Optional cash payments can be refunded if a written request is received by the Reinvestment Agent at the following address at least two business days prior to the Reinvestment Date.

American Stock Transfer & Trust Company
Capital City Dividend Reinvestment and Optional Stock Purchase Plan 40 Wall Street, 46th Floor
New York, New York 10005
Telephone Number (800) 278-4353

COSTS

13. Are there any expenses to Participants in connection with purchases under the Plan?

     All costs of administering the Plan will be paid by the Company, but Participants will be required to pay brokerage commissions and other fees paid by the Reinvestment Agent in connection with shares purchased in the open market. These commissions will generally be significantly lower than if an individual were to purchase stock in the open market through a broker. The price of stock purchased through the Plan will be an aggregate price reflecting the pro rata cost of brokerage commissions and any other fees associated with the purchases. Certain charges will be incurred by a Participant upon the sale of his or her shares (see Questions 27, 29 and 30), and certain fees may be charged to Participants by brokers when shares are held by brokers.

PURCHASES

14.  What is the source of shares of Common Stock purchased under the Plan?

     The Company may elect to satisfy the requirements of Plan Participants with either newly issued shares of Common Stock, or shares of Common Stock purchased in the open market, or by a combination of the foregoing, at the option of the Company, after a review of current market conditions and the Company's current and projected capital needs.

15.  How many shares will be purchased for Participants?

     The number of shares to be purchased will be determined by the amount of the Participant's dividends and/or optional cash payments being reinvested or paid and the price per share of Common Stock purchased (see Question 16). Each Participant's Capital City Share Account in the Plan will be credited with the number of shares, including fractional shares computed to three decimal places, equal to the amount of the dividends and/or optional cash to be reinvested or paid divided by the applicable purchase price of the shares.

16. What will be the price of the shares of Common Stock purchased under the Plan?

     With respect to newly issued shares of Common Stock purchased directly from the Company, the price per share at which the shares of Common Stock will be purchased will be the higher of (a) 100% of the average of the daily high and low sale prices of the Company's Common Stock on the NASDAQ National Market (the "NASDAQ-NM") on the ten trading days including and preceding the Reinvestment Date as reported in the Wall Street Journal or
(b) 100% of the average of the high and low sale prices of the Company's Common Stock on the NASDAQ-NM on the Reinvestment Date as reported in the Wall Street Journal. In the event there is no trading in the shares of Common Stock, or if for any reason the Company and the Reinvestment Agent have difficulty in determining the price of the shares of Common Stock to be purchased under the Plan, then the Company, upon consultation with the Reinvestment Agent, will use such other public report or sources as the Company deems appropriate to determine the purchase price. If the purchase price involves a fraction, it will be expressed in one-eighth of a point, with a rounding out to the next higher one-eighth of a point.

     With respect to shares of Common Stock acquired in the open market, the price per share will be the weighted average of the actual prices paid for all of the Common Stock purchased by the Reinvestment Agent with all Participants' reinvested dividends and/or optional cash payments for the related quarter. Additionally, each Participant will be charged a pro rata portion of any brokerage commissions or other fees or charges paid by the Reinvestment Agent in connection with such open market purchases.

17. When will dividends and/or optional cash payments be invested in shares of Common Stock?

     Dividends and/or optional cash payments will be invested in additional shares of Common Stock and credited to a Participant's Capital City Share Account within thirty days of each Reinvestment Date. If any dividends and/or optional cash payments are not reinvested by the Reinvestment Agent within thirty days after a Reinvestment Date, such dividends or optional cash payments will be returned to the Participant without any interest thereon.

18. Must all dividends on shares credited to a Participant's Capital City Share Account under the Plan be reinvested?

     Yes.   Regardless of the investment option chosen, all cash dividends on shares held in the Plan for all Participants are automatically reinvested in additional shares of Common Stock.


STOCK CERTIFICATES

19. Will certificates be issued to Participants for shares of Common Stock purchased under the Plan?

     Certificates for shares of Common Stock purchased under the Plan will normally not be issued to Participants except as described in Question 20. This convenience protects against loss, theft, or destruction of stock certificates. Shares purchased under the Plan will be credited to a Participant's Capital City Share Account and will be shown on a Participant's statement of account. Certificates for the shares purchased pursuant to the Plan will be issued to Participants upon their written request, however, no certificates will be issued for fractional shares. A Participant requesting a certificate for all the shares in Participant's Capital City Share Account will receive cash for a fractional share only if participation in the Plan is terminated. (See Question 20 for how a Participant may obtain certificates.) Cash dividends on all shares held in the Participant's Capital City Share Account under the Plan will be automatically reinvested to purchase additional shares which will be reflected in the Participant's Capital City Share Account.

     An institution that is required by law to maintain physical possession of certificates must request the issuance of certificates for shares of Common Stock purchased under the Plan after each Reinvestment Date. This request should be sent to the Reinvestment Agent (see Question 3 for address and telephone number).

20. How may a Participant obtain certificates for shares of Common Stock purchased under the Plan?

     A Participant who has purchased shares under the Plan may obtain certificates for those shares in the Participant's Capital City Share Account at any time by sending a written request to that effect to the Reinvestment Agent. No certificates will be issued for fractional shares, but a Participant requesting termination of participation in the Plan will receive, in cash, the purchase price of any fractional share as well as one certificate, unless otherwise requested by the Participant, for all whole shares held for such terminating Participant in the Capital City Share Account. This notice should be mailed to American Stock Transfer & Trust Company. The Company, however, reserves the right at any time to issue certificates to Participants for any shares in their Capital City Share Account. (See Questions 26-29 for information on termination of participation.)

21.  In whose name will certificates be registered when issued?

     When issued, certificates for shares of Common Stock will be registered in the name in which the Capital City Share Account is maintained. For holders of record, this generally will be the name or names in which their share certificates are registered at the time they enroll in the Plan. Upon written request, shares will be registered in any other name, upon presentation to the Reinvestment Agent of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

22. May Common Stock held in certificate form be deposited in a Participant's Capital City Share Account?

     Yes. Common Stock certificates registered in a Participant's name may be surrendered to the Reinvestment Agent for deposit to the Participant's Capital City Share Account. This procedure enables Participants to avoid the necessity of safekeeping certificates and allows those shares to be sold or transferred as easily as shares acquired through the Plan. The Participant should contact the Reinvestment Agent (see Question 3) for the proper procedure to deposit certificates.

      Common Stock certificates may be deposited in a Participant's Capital City Share Account whether or not the Participant has previously authorized reinvestment of dividends on Common Stock registered in the Participant's name. However, as with all other shares held in the Participant's Capital City Share Account, all dividends on any shares deposited will automatically be reinvested.

REPORTS TO PARTICIPANTS

23. What type of reports will be sent to Participants in the Plan and when will they be sent?

     As soon as practicable after each Reinvestment Date (as defined in Question
9), a Participant in the Plan will receive a statement indicating the purchase price, the number of shares purchased and the number of shares in the Participant's Capital City Share Account. In addition to the above information, a statement to a Participant in the dividend reinvestment portion of the Plan will also show the total dividend payment and the amount of the dividend payment reinvested. Each of these statements is a record of the cost of purchases under the Plan and should be retained for tax purposes.

     In addition, each Participant will receive copies of the Company's annual and quarterly reports to shareholders, notices of annual and special meetings, proxy statements and income tax information for reporting dividends. Beneficial owners whose shares are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) must arrange to obtain their copies of such reports from the record holder.

24.  In whose name will accounts be maintained?

     A Participant's Capital City Share Account will be maintained in the name or names which appear on the Company's shareholder records.

MODIFICATION OR TERMINATION OF PARTICIPATION IN THE PLAN

25.  How does a Participant modify the manner of participation in the Plan?

     A Participant may change participation from partial to total dividend reinvestment, from total to partial dividend reinvestment, or may simply change the number of shares that are enrolled in the Plan by executing and delivering a new Authorization Card to the Reinvestment Agent (see Question 3 for mailing address and telephone number). Notices to change dividend reinvestment received by the Reinvestment Agent at least one business day before any record date for a Dividend Payment Date will be effective as of that date.

26.  How does a Participant terminate participation in the Plan?

     A Participant may terminate participation in the Plan by notifying the Reinvestment Agent in writing to that effect. Notices will be effective only upon receipt by the Reinvestment Agent. Notices to discontinue dividend reinvestment received by the Reinvestment Agent at least one business day before any record date for a Dividend Payment Date will be effective as of that date. In order to re-enter the Plan after withdrawal, a shareholder must complete a new Authorization Card.

27.  Can the shares held in the Plan be sold through the Reinvestment Agent?

     A Participant can instruct the Reinvestment Agent to sell any or all of the whole shares held in the Plan. The written notification to the Reinvestment Agent must include the number of shares that are to be sold. The Reinvestment Agent will make the sale as soon as practicable after receipt of a Participant's request and a check for the proceeds less brokerage commission and transfer taxes (if any) will usually be sent by the Reinvestment Agent on the settlement date, which will be three business days from the date of sale.

     No Participant shall have the authority or power to direct the date or sales price at which shares may be sold. The request must indicate the number of shares which may be sold. Any such request that does not clearly indicate the number of shares which may be sold will be returned to the Participant with no action taken. A withdrawal/termination form is provided on the stub of the account statement for this purpose. This notice should be addressed to American Stock Transfer & Trust Company.

28. What happens to the shares held in the Capital City Share Account when a Participant terminates participation in the Plan?

     A certificate for the shares held in the Capital City Share Account will be issued to the Participant upon the Participant's written request or upon a Participant's termination of participation in the Plan. No fractional shares will be issued. (See Question 19 for information on share certificates and Question 20 for information on the cash payment for fractional shares in the Capital City Share Account.)

29. May a Participant receive cash in lieu of full share certificates upon termination of participation?

     Yes.   The Participant may request, in his or her written notification of termination, that the Reinvestment Agent sell all full and fractional shares held in the account under the Plan in which case the Reinvestment Agent will sell the shares and deliver the purchase price of any fractional share and the proceeds from the sale of full shares, less brokerage commissions and any taxes payable in connection with the sale, to the Participant.

30. May a Participant sell his or her record shares and still remain in the Plan?

     If a Participant should sell or transfer all of his or her record shares of Common Stock, the Reinvestment Agent shall continue to reinvest the dividends on the shares credited to his or her Capital City Share Account under the Plan until notified in writing by the Participant to withdraw from the Plan, or may terminate the Participant's participation and sell all of the shares credited to the Participant's Capital City Share Account. Upon termination, the Reinvestment Agent will remit to the former Participant the proceeds from any sale, less any related brokerage commission and applicable taxes, and payment for any fractional shares.

31. What happens if a Participant sells or transfers some but not all of the Common Stock credited to the Participant's Capital City Share Account?

     If a Participant is reinvesting dividends on only a portion of his or her record shares, the Common Stock sold or transferred will be considered to be the shares receiving cash dividends to the extent possible. Dividend reinvestment will only be reduced when the number of shares of Common Stock sold or transferred exceeds the number of shares receiving cash dividends. For example, if a Participant owns 1,000 shares of Common Stock and has authorized dividends on 600 of those shares to be reinvested under the Plan, such Participant could sell up to 400 of his or her record shares without reducing the number of shares which participate in the dividend reinvestment option of the Plan.

32. May a Participant stop reinvesting the dividends from his or her record shares and receive them in cash and still remain in the Plan?

     Yes. A Participant who terminates the reinvestment of dividends paid on his or her record shares, may leave shares acquired through the Plan in the Participant's Capital City Share Account. Dividends paid on shares left in the Participant's Capital City Share Account will continue to be automatically reinvested.

33.  When may a shareholder re-enroll in the Plan?

     Generally, a shareholder may again become a Participant at any time. However, the Company reserves the right to reject any Authorization Card from a previous Participant on grounds of excessive enrolling and termination. This reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.

OTHER INFORMATION

34.  What are the dividend payment and record dates?

     Dividend Payment Dates are anticipated to be in March, June, September and December each year. The record date usually precedes the Dividend Payment Date by at least 10 business days.

35. How will a Participant's shares be voted at annual meetings of shareholders?

     The Reinvestment Agent will obtain voting instructions from the Participant for all full and fractional shares which are held by the Reinvestment Agent for the Participant's Capital City Share Account on the record date established by the Company for determining shareholders entitled to vote. In the absence of voting instructions from the Participant, shares accumulated under the Plan will not be voted.

36. What happens if the Company issues a stock dividend, declares a stock split or has a rights offering?

     Any stock dividends or split shares distributed by the Company on shares held by the Reinvestment Agent for the Participant will be credited to the Participant's Capital City Share Account. In the event that the Company makes available to its shareholders rights to purchase additional shares, debentures or other securities, the Reinvestment Agent will sell such rights accruing on shares held by the Reinvestment Agent for Participants and invest the proceeds in Common Stock of the Company prior to or with the next regular cash dividend.

     A Participant who wishes to exercise purchase rights must request that a stock certificate be sent to him or her by the Reinvestment Agent prior to the record date for the rights offering.

37.  Can a Participant pledge shares credited to his or her account?

     No.   Shares in a Participant's Capital City Share Account may not be
pledged or otherwise encumbered unless withdrawn from the Capital City Share Account.

38. What is the responsibility of the Company or the Reinvestment Agent under the Plan?

     In administering the Plan, neither the Company nor the Reinvestment Agent nor any agent of either of them will be liable for any act done in good faith, without negligence, or for any omission to act including, without limitation, any claims for liability arising out of failure to terminate the Participant's Capital City Share Account upon his or her death prior to receipt of notice in writing of such death and with respect to the prices at which shares are purchased or sold for the Participant's Capital City Share Account and the times such purchases or sales are made.

     All notices from the Reinvestment Agent to a Participant will be addressed to the Participant's last known address. Participants should notify the Reinvestment Agent promptly in writing of any change in address.

39.  Does participation in the Plan involve any risk?

     The risk to Participants is the same as with any other investment in shares of Common Stock of the Company. It should be recognized that a Participant loses any advantage otherwise available from being able to select the timing of his or her investment. It should also be recognized that, like any investment, the Company cannot assure the Participant of a profit or protect the Participant against a loss on the shares purchased by the Participant under the Plan.

40.  May the Plan be modified, suspended or terminated?

     While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications or amendments to the Plan and in particular reserves the right to refuse optional cash payments from any shareholder who, in the sole discretion of the Company, is attempting to circumvent the interests of the Plan by making excessive optional cash payments through multiple Capital City Share Accounts. To the extent practicable, notice of any such suspension, termination, modification or amendment will be sent to all Participants at least 30 days prior to the effective date. Any modification will be deemed to be accepted by Participants who do not withdraw prior to the effectiveness of the modification.

     If the Plan is terminated, each Participant will receive (1) a certificate for all whole Common Stock held in the Participant's Capital City Share Account and (2) a check representing the value of any fractional share held in the Participant's Capital City Share Account and any uninvested optional cash payment held in the account.

FEDERAL INCOME TAX CONSEQUENCES

     Participants should consult their personal tax advisors with specific reference to their own tax situations and potential changes in the applicable laws as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of Common Stock under the Plan, the Participant's tax basis and holding period for Common Stock acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of Common Stock. The following is only a brief summary of some of the principal federal income tax considerations applicable to the Plan.

41.  What is the tax treatment of dividends reinvested by a Participant?

     Participants in the Plan who are reinvesting dividends will be treated for federal income tax purposes as having received with respect to each Reinvestment Date a dividend equal to the fair market value of the shares purchased by dividend reinvestment on that date plus any brokerage commission or other fee or charge paid by the Reinvestment Agent plus the cash dividend actually received (if any). Dividends will be taxed in the following manner: (i) if the dividend is paid by the Company out of its current or accumulated earnings and profits, it will be taxed as ordinary income; (ii) if the Company has no current or accumulated earnings and profits, the dividend will be treated as a return of capital, which results in a reallocation of basis between shares previously owned and shares acquired by dividend reinvestment; and (iii) if all capital has been returned under (ii), the dividend will be treated as capital gain income. Participants who acquire shares under the Plan, except those shares acquired as a return of capital, will have a tax basis in the shares so acquired equal to the fair market value of those shares plus any brokerage commission or other fee or charge paid by the Reinvestment Agent. Except for those dividends treated as a return of capital, the holding period for tax purposes for all Participants will begin on the Reinvestment Date on or for which the shares are acquired.
The holding period for shares received as a return of capital begins on the date the shares for which the dividend was paid were acquired. A Participant will not realize any taxable income when the Participant receives certificates for whole shares previously credited to the Participant's Capital City Share Account, either upon the Participant's request for those shares or upon withdrawal from the Plan. A Participant will realize gain or loss when shares are sold or exchanged, or when the Participant receives a cash adjustment for a fraction of a share credited to the Participant's Capital City Share Account upon withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for the shares, or fraction of a share, and the Participant's tax basis.

42. What are the tax consequences of purchasing shares of Common Stock under the optional cash payment element of the Plan?

     Participants who choose to purchase shares of Common Stock through the optional cash payment element of the Plan will be treated as purchasing the Common Stock for an amount (and will acquire a basis in such Common Stock) equal to the purchase price of such shares of Common Stock.


43. What provision is made for Participants whose dividends are subject to income tax backup withholding?

     In the case of those Participants whose dividends are subject to United States income tax backup withholding, the Reinvestment Agent will apply the net amount of their dividends, after the deduction for taxes, to the purchase of shares of Common Stock. As a general matter, the Company is currently required to withhold for United States income tax purposes 31% of all dividend payments to a shareholder if (i) the Participant fails to furnish a taxpayer identification number (the "TIN") to the Company as required, (ii) the Internal Revenue Service (the "IRS") notifies the Company that the TIN furnished by the Participant is incorrect, (iii) the IRS notifies the Company that the Participant has failed to properly report certain payments as required or (iv) the Participant fails to certify, when and as required to do so, under penalties of perjury, that it is not subject to backup withholding. Shareholders may be requested by the Company or their broker to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

44. What is the tax treatment of cash received by a Participant upon the sale of shares purchased by the Participant pursuant to the Plan?

     Assuming that the shares are held as capital assets, a Participant who receives a cash payment for any full or fractional shares then held in his Capital City Share Account will recognize either short-term or long-term capital gain or loss, depending on his particular circumstances, the tax basis of his shares, and the period of time he has held his shares. Federal law requires the Company to notify the IRS of all sales of stock made under the Plan during the year. If a Participant sells any shares from the Plan, he will be sent a Form 1099B for each sale pursuant to federal income tax regulations.

45. What are the federal income tax consequences of participation in the Plan by an IRA, Keogh Plan, 401(k) Plan, Simplified Pension Account or any corporate employer-sponsored retirement plan?

     The tax consequences of participation in the Plan by retirement plans differ from those outlined above for individuals. Since the law and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, those considering such participation should consult with their own retirement plan trustees, custodians or tax advisors for specific information.

DESCRIPTION OF CAPITAL STOCK

          The following is a summary of certain provisions of the Company's Articles of Incorporation, as amended, insofar as these provisions affect the Common Stock. This summary is subject in all respects to the provisions of the Company's Articles of Incorporation and is qualified in its entirety by reference thereto.

Authorized Stock

     The aggregate number of shares of all classes of capital stock which the Company has authority to issue is Thirty-Three Million (33,000,000), consisting of (i) Thirty Million (30,000,000) shares of common stock, par value $.01 per share (the "Common Stock") and (ii) Three Million (3,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

Dividend Rights

     Subject to the rights of the holders of the Preferred Stock, the holders of Common Stock are entitled to receive when, as and if declared by the Board of Directors of the Company (the "Board"), out of funds legally available therefor, dividends payable in cash, stock or otherwise.

Liquidation Rights

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and after the holders of the Preferred Stock have been paid in full the amounts to which they are entitled (if any) or a sum sufficient for such payment in full has been set aside, the remaining net assets of the Company will be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

Voting Rights

     Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, all rights to vote and all voting power is vested exclusively in the holders of the Common Stock.

Appraisal Rights

     Under Florida law, dissenters' rights of appraisal are available to shareholders in the case of certain mergers or consolidations. Shareholders have to follow a detailed set of steps as set forth in the Florida Business Corporation Act in order to perfect their dissenters' rights of appraisal.

No Preemptive Rights

     Neither the Common Stock nor any other class of securities of the Company has any preemptive rights.

Transfer Reinvestment Agent and Registrar

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

EXPERTS

     The consolidated financial statements of Capital City Bank Group, Inc. appearing in Capital City Bank Group, Inc.'s annual report on Form 10-K as amended by Form 10-K/A for the year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said reports.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0850 of the Florida Business Corporation Act empowers a corporation, subject to certain limitations, to indemnify any person who was or is a party to any proceeding by reason of the fact that he was or is a director, officer, employee or agent of the corporation, against liability and expenses actually and reasonably incurred by him in connection with such proceeding, including any appeal thereof, if such party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct to have been unlawful.

     The Company's Articles of Incorporation provide as follows:

ARTICLE IX
INDEMNIFICATION

     Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as specifically set forth in the applicable provisions of the Florida Business Corporation Act (currently, Sections 607.0850(1) and (2) of the Florida Statutes), as the same may be amended from time to time, the Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by the provisions of the Florida Business Corporation Act and the Bylaws of the Corporation, as the same may be amended and supplemented, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding, or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings, both as to action in his or her official capacity and as to action in another capacity while an officer, director, employee or other agent. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or Disinterested Directors or otherwise. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and personal representatives of such a person. Except as otherwise required by law, an adjudication of liability shall not affect the right to indemnification for those indemnified.


     The Company's Bylaws provide as follows:

ARTICLE VII
SECTION 4.  INDEMNIFICATION OF DIRECTOR AND OFFICERS

     The Corporation hereby indemnifies any director or officer made a party or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor to the fullest extent permitted by Section 607.014, Florida Statutes (1981). The Board of Directors is authorized to purchase and maintain such insurance as it may determine to fund the Corporation's obligations under the indemnification obligations specified in this Section.

     Pursuant to Florida law, the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him against such liability under the applicable provisions of the bylaws of the registrant or applicable law. The Company currently has in place an insurance contract covering the liability of directors and officers as permitted under Florida law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., West Palm Beach, Florida.



PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

          SEC Registration                                $3,864.00
NASDAQ National Market Filing Fee                              0.00
Transfer Agent and Registrar                                   0.00
Estimated Legal Fees and Expenses                         10,000.00
Estimated Accounting Fees and Expenses                     3,100.00
NASD and Blue Sky Qualification Fees and Expenses              0.00

     Total                                               $16,964.00

Item 15.  Indemnification of Directors and Officers.

     Section 607.0850 of the Florida Business Corporation Act empowers a corporation, subject to certain limitations, to indemnify any person who was or is a party to any proceeding by reason of the fact that he was or is a director, officer, employee or agent of the corporation, against liability and expenses actually and reasonably incurred by him in connection with such proceeding, including any appeal thereof, if such party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct to have been unlawful.

     The Company's Articles of Incorporation provide as follows:

ARTICLE IX
INDEMNIFICATION

     Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as specifically set forth in the applicable provisions of the Florida Business Corporation Act (currently, Sections 607.0850(1) and (2) of the Florida Statutes), as the same may be amended from time to time, the Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by the provisions of the

     Florida Business Corporation Act and the Bylaws of the Corporation, as the same may be amended and supplemented, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding, or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings, both as to action in his or her official capacity and as to action in another capacity while an officer, director, employee or other agent. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or Disinterested Directors or otherwise. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and personal representatives of such a person. Except as otherwise required by law, an adjudication of liability shall not affect the right to indemnification for those indemnified.


     The Company's Bylaws provide as follows:

ARTICLE VII
SECTION 4.  INDEMNIFICATION OF DIRECTOR AND OFFICERS

     The Corporation hereby indemnifies any director or officer made a party or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor to the fullest extent permitted by Section 607.014, Florida Statutes (1981). The Board of Directors is authorized to purchase and maintain such insurance as it may determine to fund the Corporation's obligations under the indemnification obligations specified in this Section.

     Pursuant to Florida law, the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him against such liability under the applicable provisions of the bylaws of the registrant or applicable law. The Company currently has in place an insurance contract covering the liability of directors and officers as permitted under Florida law.


Item 16.  List of Exhibits.

NUMBER    DESCRIPTION OF EXHIBIT

     5         Opinion of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
          regarding the legality of the securities being offered hereby

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Hacker, Johnson, Cohen & Grieb

23.3      Consent of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
           (Included as part of the opinion contained in Exhibit 5 herein)

99        Form of Authorization Card


Item 17.  Undertakings

     (1)  The undersigned registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tallahassee, State of Florida, on the ____ day of _____________, 1997.

Capital City Bank Group, Inc.



By:   /S/__________________________________________
      William G. Smith, Jr., President and Director
     (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                        Date

/s/DuBose Ausley            Chairman of the Board        _______, 1997
DuBose Ausley

/s/Thomas A. Barron         Director                     _______, 1997
Thomas A. Barron


/s/Cader B. Cox, III        Director                     _______, 1997
Cader B. Cox, III


/s/John K. Humphress        Director                     _______, 1997
John K. Humphress


/s/Payne H. Midyette, Jr.   Director                     _______, 1997
Payne H. Midyette, Jr.


/s/Godfrey Smith            Director                     _______, 1997
Godfrey Smith


/s/William G. Smith, Jr.    Director                     _______, 1997
William G. Smith, Jr.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tallahassee, State of Florida, on the 23 day of January, 1997.

Capital City Bank Group, Inc.



By:   /s/ William G. Smith, Jr.
     William G. Smith, Jr., President and Director
     (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                        Date

/s/ DuBose Ausley       Chairman of the Board        January 23, 1997
DuBose Ausley


/s/ Thomas A. Barron    Director                     January 23, 1997
Thomas A. Barron


/s/ Cader B. Cox, III   Director                     January 23, 1997
Cader B. Cox, III


/s/ John K. Humphress   Director                     January 23, 1997
John K. Humphress


/s/ Payne H. Midyette, Jr.  Director                 January 23, 1997
Payne H. Midyette, Jr.


/s/ Godfrey Smith        Director                    January 23, 1997
Godfrey Smith


/s/ William G. Smith, Jr.   Director                 January 23, 1997
William G. Smith, Jr.

EXHIBIT INDEX

NUMBER                  DESCRIPTION OF EXHIBIT

5 Opinion of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. regarding the legality of the securities being offered hereby

23.1                    Consent of Arthur Andersen LLP

23.2                    Consent of Hacker, Johnson, Cohen & Grieb

23.3 Consent of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. (Included as part of the opinion contained in Exhibit 5 herein.)

99                      Form of Authorization Card

EXHIBIT 5
                                               11221.00001
                                               (561) 650-0539


                                  January 23, 1997


Board of Directors
Capital City Bank Group, Inc.
217 N. Monroe Street
Tallahassee, FL  32301

Re:    Capital City Bank Group, Inc.
       Dividend Reinvestment and Optional Stock Purchase Plan
       Registration Statement on Form S-3
       250,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Capital City Bank Group, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration by the Company of an aggregate of 250,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to be issued pursuant to the Company's Dividend Reinvestment and Optional Stock Purchase Plan (the "Plan").

     As legal counsel for the Company, we have examined the corporate proceedings relating to the Plan and such other legal matters as we deemed appropriate for the purposes of rendering this opinion.

     We have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have assumed that all signatories were and are legally competent to execute and deliver the documents executed by each of them.

     Based upon and subject to the foregoing, and in reliance thereon, and subject to the qualifications hereinafter expressed, we are of the opinion that the shares of Common Stock to be issued under the Plan have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

     We are members of the Bar of the State of Florida and do not herein express any opinion as to matters governed by the laws of any jurisdiction other than the internal laws of the State of Florida (without reference to the choice-of-law or conflict-of-law provisions, principles or decisions under Florida law, or under any other state, federal or foreign law); and we have assumed compliance with all other laws, including, without limitation, Federal, foreign and other states' laws.

     Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinion letter, we do not undertake to advise you of any changes in such laws or facts which may occur or come to our attention after the date hereof.

     We hereby consent to the inclusion of this opinion letter as part of the Registration Statement. The foregoing opinions are furnished to you at your request, are solely for your benefit and may not be relied upon by any other party without the prior written consent of a shareholder of this law firm.

                                  Very truly yours,



                                  /s/ Gunster, Yoakley, Valdes-Fauli
                                      & Stewart, P.A.
                                  GUNSTER, YOAKLEY, VALDES-FAULI
                                   & STEWART, P.A.

EXHIBIT 23.1

CONSENT OF ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated January 26, 1996, incorporated by reference in Capital City Bank Group, Inc.'s Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

/s/Arthur Andersen LLP

Atlanta, Georgia
January 30, 1997

EXHIBIT 23.2

CONSENT OF HACKER, JOHNSON, COHEN & GRIEB

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Capital City Bank Group, Inc.

We consent to incorporation by reference in the registration statement on Form S-3 and related Prospectus of Capital City Bank Group, Inc. for the registration of 250,000 shares of its common stock, of our report dated October 24, 1995 relating to the consolidated balance sheets of First Financial Bancorp, Inc., as of September 30, 1995 and 1994 and the related consolidated statements of earnings, stockholders' equity and cash flow for each of the years in the three-year period ended September 30, 1995.

/s/Hacker, Johnson, Cohen & Grieb
HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
January 30, 1997

EXHIBIT 23.3

CONSENT OF GUNSTER, YOAKLEY, VALDES-FAULI & STEWART, P.A.


(Included as part of the opinion contained in Exhibit 5 herein.)

EXHIBIT 99

CAPITAL CITY BANK GROUP, INC. DIVIDEND REINVESTMENT
AND OPTIONAL STOCK PURCHASE PLAN AUTHORIZATION CARD

TO AMERICAN STOCK TRANSFER & TRUST COMPANY (REINVESTMENT AGENT):

      I hereby appoint you as my Reinvestment Agent, subject to the Terms and Conditions of the Dividend Reinvestment and Optional Stock Purchase Plan (the "Plan") of Capital City Bank Group, Inc. (the "Company") set forth in the accompanying prospectus, and authorize you, to the extent indicated, to apply all cash dividends payable to me on the Company's common stock, par value $.01 (the "Common Stock"), and all my voluntary cash investments to purchase full shares and fractional interests of the Company's Common Stock.

     This appointment relates only to the Common Stock held by me in the account listed below and all full shares and fractional interests acquired under the Plan. I understand that I may withdraw from the Plan at any time by notifying you in writing.

     I wish to participate in the Dividend Reinvestment and Optional Stock Purchase Plan on the following basis: (select one)

[ ] FULL PARTICIPATION. All dividends on all shares are to be reinvested in the Plan and voluntary cash investments are to be invested in the Plan.

[ ] PARTIAL PARTICIPATION. Dividend reinvestment on ____________ shares (please indicate number of shares in whole numbers), voluntary cash investments are to be invested in the Plan as designated by me and dividends on the remainder of my shares should be paid in cash.

[ ] OPTIONAL CASH PAYMENTS ONLY. Voluntary cash investments are to be invested in the Plan.

     My initial voluntary cash investment is enclosed: $_________ (minimum $100, maximum $2,500 per calendar quarter). Check or money order should be made payable to "American Stock Transfer & Trust Company."

IF YOU ARE NOT A REGISTERED OWNER, YOU MUST MAKE
ARRANGEMENTS WITH YOUR BROKER, BANK NOMINEE OR TRUSTEE TO
PARTICIPATE IN THE PLAN

Please Print or Type Name and Social Security Number:
________________________________
________________________________
Name(s) of Participant(s) and Social Security Number(s)
(as it appears on your stock certificate(s) and/or dividend check)

_____________________________________
Street Address

_____________________________________
City         State               Zip

_____________________________________
Country